UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2020
NEOPHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
NeoPhotonics Corporation
3081 Zanker Road
San Jose, California 95134
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 232-9200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0025 par value	NPTN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant's Certifying Accountant

The Audit Committee of the Board of Directors of NeoPhotonics Corporation, a Delaware corporation (the “Company”), conducted a competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020. The Audit Committee invited several independent registered public accounting firms to participate in this process.

Following this evaluation process, on February 28, 2020, the Audit Committee approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020.

(a) Dismissal of Independent Registered Public Accounting Firm

On March 2, 2020, the Company, at the direction of the Audit Committee, notified Deloitte & Touche LLP (“Deloitte”) of its dismissal as the Company's independent registered public accounting firm.

Deloitte’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte’s audit report for the fiscal year ended December 31, 2019 included an emphasis-of-matter paragraph stating that the Company had changed its method of accounting for leases in fiscal year 2019 due to the adoption of Accounting Standards Update (ASU) 2016-02, Leases (Topic 842) and related amendments.

In addition, Deloitte’s reports on the effectiveness of internal control over financial reporting as of December 31, 2019 and 2018 did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through March 3, 2020, there were

(i)
no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference thereto in their reports on the consolidated financial statements for such years, and

(ii)	no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company requested that Deloitte furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Deloitte’s letter, dated March 3, 2020, is filed as Exhibit 16.1 to this Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

As discussed above, on February 28, 2020, the Audit Committee approved the engagement of BDO as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020.

During the fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through March 3, 2020, neither the Company nor anyone acting on its behalf has consulted with BDO regarding

(i)
the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or the effectiveness of internal control over financial reporting, and neither a written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue,

(ii)	any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or

(iii)	any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated March 3, 2020.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2020	NEOPHOTONICS CORPORATION

	By:	/S/ ELIZABETH EBY
Elizabeth Eby
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)